                                                                   Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

                  We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 23, 1999, included as an exhibit to F.N.B. Corporation's Annual Report on Form 10-K filed March 13, 2000, with respect to our audits of the financial statements of Guaranty Bank & Trust Company for the years ended December 31, 1998 and 1997. We also consent to the reference to our firm as experts under the caption "Experts."


                                         /s/ BOBBITT PITTINGER & COMPANY, P.A.

Bobbitt, Pittinger & Company, P.A.
Sarasota, Florida
June 29, 2000